Exhibit 16.1
Weaver & Martin, LLC

May 13, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Excaliber Enterprises, Ltd. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Excaliber Enterprises, Ltd. to be filed May 16, 2011. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Weaver & Martin LLC
Weaver & Martin, LLC